Exhibit 7.02

AMENDMENT NO. 1

TO

ROLLOVER AGREEMENT

This AMENDMENT NO. 1 TO ROLLOVER AGREEMENT (this “Amendment”), dated as of September 10, 2024 (the “Effective Date”), is made and entered into by and among TechPrint Holdings, LLC, a Delaware limited liability company (“Parent”), and the undersigned stockholders (the “Rollover Stockholders”) of ARC Document Solutions, Inc., a Delaware corporation (the “Company”). Parent and the Rollover Stockholders are referred to herein as the “Parties” and each, a “Party”.

RECITALS

WHEREAS, Parent, TechPrint Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent, and the Company entered into that certain Agreement and Plan of Merger, dated as of August 27, 2024 (the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Agreement);

WHEREAS, in connection therewith, the Parties entered into that certain Rollover Agreement, dated as of August 27, 2024 (the “Original Agreement”);

WHEREAS, pursuant to Section 10 thereof, the Original Agreement may be amended by the Parties; and

WHEREAS, the Parties now desire to amend the Original Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Amendments to the Original Agreement. As of the Effective Date, the Original Agreement is hereby amended as follows:

(a) The third WHEREAS clause in the Recitals of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“WHEREAS, pursuant to Section 4.3(a)(iii) and Section 4.3(b)(i) of the Merger Agreement, such Company Options and Company RSAs shall be converted into Company Shares issuable to the Rollover Stockholders;”

(b) The fourth WHEREAS clause in the Recitals of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Rollover Stockholders desire to contribute the Company Shares (collectively, the “Rollover Shares”) to Parent in exchange for common units of Parent (the “Parent Units”);”

(c) Section 1 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Contribution of Rollover Shares. Subject to the conditions set forth herein, immediately prior to the Effective Time, and without further action by the Rollover Stockholders or any other Person, all of each Rollover Stockholder’s right, title and interest in and to the Company Shares shall be contributed, assigned, transferred and delivered to Parent. It is the intent of the parties hereto to treat (and shall direct any applicable Affiliate to treat) for U.S. federal, state and local income tax purposes the contribution of Rollover Shares as a tax free contribution made pursuant to Section 721 of the Code, and the parties hereto shall report, act, and file (and shall direct any applicable Affiliate to report, act and file) all U.S. federal, state and local income tax returns consistent with such tax treatment.”

(d) The second sentence of Section 2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Each Rollover Stockholder hereby acknowledges and agrees that (a) delivery of such Parent Units shall constitute complete satisfaction of all obligations towards or sums due such Rollover Stockholder by Parent and Parent with respect to the applicable Rollover Shares, and (b) such Rollover Stockholder shall have no right to any Merger Consideration with respect to the Rollover Shares contributed to Parent by such Rollover Stockholder.”

(e) Section 3 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Closing. Subject to (i) the satisfaction (or waiver) of all of the conditions applicable to Parent’s obligation to close the transactions contemplated by the Merger Agreement as set forth in Section 7.1 and Section 7.2 of the Merger Agreement (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), (ii) the Debt Financing Commitment having been funded or the Lenders having confirmed that the Debt Financing Commitment will be funded at Closing upon delivery of a drawdown notice and notice from Parent that the Equity Financing Commitment will be funded at Closing, (iii) the substantially concurrent receipt by Parent of the Equity Investment Commitment, (iv) Parent being required to effect the Closing pursuant to Section 1.2 of the Merger Agreement and (v) the Company having irrevocably notified Parent in writing that the Company is ready, willing and able to consummate, and will consummate, the Closing in accordance with the terms of the Merger Agreement and, if the Debt Financing Commitment and Equity Investment Commitment are funded, the Company shall take such actions that are required of it by the Merger Agreement to consummate the Closing, as of such date, pursuant to the terms of the Merger Agreement, the closing of the contribution and exchange contemplated under Section 1 shall take place immediately prior to the Effective Time (the “Contribution Closing”).”

2

(f) The Original Agreement is hereby amended by replacing the words “Contribution Closings, as applicable,” with “Contribution Closing”. In each place where the Original Agreement uses the words “Contribution Closings” (but not “Contribution Closings, as applicable,”), the Original Agreement is hereby amended by replacing “Contribution Closings” with “Contribution Closing”.

(g) Section 4 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Deposit of Rollover Shares. As promptly as reasonably practicable following the execution of this Agreement, the Rollover Stockholders and any agent of the Rollover Stockholders holding certificates evidencing any Rollover Shares (including, without limitation, any broker holding securities in “street name”) shall deliver or cause to be delivered to Parent as applicable, (a) all Certificates representing Rollover Shares being contributed to Parent, duly endorsed for transfer or with executed stock powers for disposition in accordance with the terms of this Agreement or (b) such documentation requested by the Company’s transfer agent in order to cause the transfer of the Rollover Shares to Parent as contemplated by this Agreement (all such documents required under (a) or (b), the “Share Documents”).”

2. Limited Effect. Except as expressly provided in this Amendment, all of the terms and provisions of the Original Agreement shall remain in full force and effect and are hereby ratified and confirmed by the Parties. On and after the Effective Date, each reference in the Original Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Original Agreement as amended by this Amendment.

3. Miscellaneous.

(a) This Amendment and any claim, action or proceeding (whether at law, in contract or in tort) that may directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) This Amendment shall inure to the benefit of and be binding upon each of the parties to the Original Agreement, including the Parties, and each of their respective permitted successors and permitted assigns.

(c) This Amendment, together with the Original Agreement, constitutes the sole and entire agreement by the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

(d) This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission or by email of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature PageS Follow]

3

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

TECHPRINT HOLDINGS, LLC

By:	/s/ Kumarakulasingam Suriyakumar
Name:	Kumarakulasingam Suriyakumar
Title:	Manager

[Signature Page to Amendment No. 1 to Rollover Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

ROLLOVER STOCKHOLDER:

/s/ Kumarakulasingam Suriyakumar
Kumarakulasingam Suriyakumar

[Signature Page to Amendment No. 1 to Rollover Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

ROLLOVER STOCKHOLDER:

/s/ Dilantha Wijesuriya
Dilantha Wijesuriya

[Signature Page to Amendment No. 1 to Rollover Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

ROLLOVER STOCKHOLDER:

/s/ Jorge Avalos
Jorge Avalos

[Signature Page to Amendment No. 1 to Rollover Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

ROLLOVER STOCKHOLDER:

/s/ Rahul Roy
Rahul Roy

[Signature Page to Amendment No. 1 to Rollover Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

ROLLOVER STOCKHOLDER:

/s/ Sujeewa Sean Pathiratne
Sujeewa Sean Pathiratne

[Signature Page to Amendment No. 1 to Rollover Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

ROLLOVER STOCKHOLDER:

/s/ Kumarakulasingam Suriyakumar
Kumarakulasingam Suriyakumar, as Trustee of Suriyakumar Family Trust

[Signature Page to Amendment No. 1 to Rollover Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

ROLLOVER STOCKHOLDER:

/s/ Shiyulli Suriyakumar
Shiyulli Suriyakumar, as Trustee of Shiyulli Suriyakumar 2013 Irrevocable Trust

[Signature Page to Amendment No. 1 to Rollover Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

ROLLOVER STOCKHOLDER:

/s/ Seiyonne Suriyakumar
Seiyonne Suriyakumar, as Trustee of Seiyonne Suriyakumar 2013 Irrevocable Trust

[Signature Page to Amendment No. 1 to Rollover Agreement]